SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 6, 2008

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

665 Martinsville Road, Suite 219, Basking Ridge, NJ 07920 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of August 6, 2008, Jerry Swon resigned as Chief Executive Officer and as Chairman of the Board of Directors of Millennium Biotechnologies Group, Inc, (the “Company”) and its wholly-owned subsidiary Millennium Biotechnologies, Inc. (the “Subsidiary”, and together with the Company, the “Companies”). Mr. Swon will continue to serve as a member of the Board of Directors of each of the Companies. The Companies have agreed to continue to provide an office and health insurance benefits to Mr. Swon for a period of two years, and to release Mr. Swon from any claims that the Companies may have against him. As a result of Mr. Swon’s resignation, his employment agreement with the Companies was terminated. There will be no material early termination penalties incurred by either of the Companies as a result of the early termination of Mr. Swon’s employment agreement.

In addition, effective as of August 6, 2008, Mark C. Mirken was appointed as the Chief Executive Officer and as the Chairman of the Board of Directors of both of the Companies. Since September 2007, Mr. Mirken has been the President and Chief Operating Officer of the Companies. From 2005 to 2007, Mr. Mirken provided consulting services to various investment funds in evaluating potential investments and acquisitions. From 2000 to 2004, Mr. Mirken was employed at TurboChef Technologies, Inc., a technology, equipment and service provider for high-speed food preparation, and served as Turbochef’s President and Chief Operating Officer from 2002 to 2004. Mr. Mirken is a graduate of University of North Carolina with a Bachelor of Science in Political Science and holds a JD from the University of North Carolina School of Law.

There are no family relationships between Mr. Mirken and the Companies’ directors, executive officers or persons nominated or charged by us to become directors or executive officers. There was no transaction during the last two years, or any proposed transactions, to which the Companies were or are to be a party, in which Mr. Mirken had or is to have a direct or indirect material interest, other than Mr. Mirken serving as the President and Chief Operating Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated August 6, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.

By:	/s/ Frank Guarino
Frank Guarino, CFO